EXHIBIT 10.27

                         AIRCRAFT PURCHASE AGREEMENT


       THIS PURCHASE AGREEMENT (the "Agreement"), made this 25th day of January 2000, by and between BeautiControl, Inc., a Delaware corporation, having principal offices at 2121 Midway Road, Carrollton, Texas 75006 ( "Seller"), and O'Gara Aviation L.L.C., a Nevada limited liability corporation, having principal offices at 1827 Powers Ferry Road, Bldg 8, Atlanta, Georgia 30339 ( "Buyer").

  WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to Buyer the Aircraft in accordance with the terms and conditions contained herein; and

  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

  SECTION 1      PURCHASE AND SALE OF AIRCRAFT

  1.0 Agreement to Buy and Sell. (a) Seller agrees to Sell and the Buyer agrees to purchase "AS IS" except as expressly stated in this Agreement, the following described aircraft together with any and all existing avionics, engine covers, equipment (loose or installed), instruments, and accessories listed in Exhibit A and A-1attached hereto, and any and all Aircraft Documents, as defined in Section 1.0(b) of this Agreement, (collectively, the "Aircraft"):

       AIRCRAFT MAKE AND MODEL: Hawker Siddley HS125-700A
       SERIAL NUMBER:           NA-207
       REGISTRATION NUMBER:     N33RH
       ENGINE MAKE AND MODEL:   Garrett TFE-731-3R
       ENGINE SERIAL NUMBERS:   80127 & 80129

       (b) For purposes of this Agreement, the term "Aircraft Documents" shall include, but not be limited to, all logbooks (complete and original), flight, maintenance and operations records and manuals, checklists, drawings and wiring diagrams, applicable FAA Form 337's, STC's, component overhaul documentation, and any and all other records and paperwork associated with the Aircraft that are in Seller's possession.

  1.1  Purchase Price.   Buyer agrees to  pay Seller  the total  purchase
       price of Three Million Eight Hundred Fifty Thousand-U.S. Dollars ($3,850,000) (the "Purchase Price") payable as follows:

       (a) A deposit of Two Hundred Thousand U.S. Dollars ($200,000) (the "Deposit") shall be placed in escrow at Insured Aircraft Title Service, 6449 S. Denning Street, Oklahoma City, Oklahoma 73159, Phone 405-681-6663, Facsimile: 405-681-9299
            (the "Escrow Agent") by Buyer upon execution of this Purchase Agreement. The Deposit shall be held by the Escrow Agent pending consummation or termination of this Agreement, and shall become non-refundable upon Buyer's execution of an Aircraft Acceptance Certificate in the form of Exhibit B attached hereto ("Exhibit B"), except as otherwise provided in this Agreement.

       (b) The balance of the purchase price, Three Million Six Hundred Fifty Thousand U.S. Dollars ($3,650,000) (the "Balance"), to be deposited with the Escrow Agent and payable at Closing (as defined in Section 1.2(a)).

  1.2  Delivery and Closing.
       (a) Delivery of the Aircraft and closing of the transaction (collectively the "Closing") shall be the earlier of (i) the 15th day of February, 2000, or (ii) the second business day after notification from Seller to Buyer that the Aircraft is ready for delivery.

       (b) Buyer shall have the right to conduct a pre-delivery test flight ("Pre-Delivery Test Flight") of the Aircraft to verify the Aircraft is in the same condition as inspected. The Pre-Delivery Test Flight shall be scheduled by mutual agreement of the parties. Buyer shall also have the right to have its representative(s) on board to observe operation of the systems. All fuel, EMS costs, and other out-of-pocket expenses for such flight shall be at Buyer's expense. Buyer and Seller agree to negotiate reasonably regarding the resolution of any maintenance discrepancies identified during the Pre-Delivery Test Flight.

       (C) Prior to the Closing, Seller shall deposit with the Escrow Agent a FAA Form 8050-2 Aircraft Bill of Sale (the "Bill of Sale"), undated but otherwise fully completed and any lien release(s).

       (d) Prior to the Closing, Buyer shall deposit with the Escrow Agent the Balance, and a FAA Form 8050-1 Aircraft Registration Application (the "Registration Application"), undated but otherwise fully completed, and the Balance.

       (e) On the Closing date, Seller shall deliver the Aircraft to Buyer, and Buyer shall accept delivery of the Aircraft from Seller, at Olathe, Kansas, or such other location mutually agreeable to the parties. Delivery costs shall be at Buyer's expense for a location other than the Pre-Purchase Inspection location. At the time of delivery of the Aircraft, and upon receiving confirmation from the Escrow Agent that Buyer has deposited the Balance and the Registration Application, and that Seller has deposited the Bill of Sale, Buyer shall execute and deliver to Seller a Delivery Receipt in the form attached hereto as Exhibit C ("Exhibit C"), and the parties shall each instruct the Escrow Agent to (i) date and file the Bill of Sale and the Registration Application in the Civil Aircraft Registry, and (ii) immediately transfer the Purchase Price, by wire transfer, to an account designated by Seller. Buyer's execution and delivery of Exhibit C to Seller shall constitute its acknowledgment that Seller has fulfilled, or Buyer has waived Seller's obligations set forth in Section 2.1.

  SECTION 2      CONDITION OF AIRCRAFT

  2.1  Delivery Conditions.   The Aircraft is  being sold on  an "AS  IS"
       basis except Buyer's obligation to purchase the Aircraft is subject to Buyer verifying at the time of delivery the following:

       (a) The Aircraft and systems are airworthy, in serviceable condition according to the manufacturer, ordinary wear & tear excepted.

       (b) All Inspections, time-limited components, Airworthiness Directives and mandatory Service Bulletins applicable to the Aircraft are in compliance with the manufacturers' approved maintenance program and the United States Federal Aviation Administration (FAA).

       (c) The Aircraft shall be delivered with no damage history other than may be indicated in the logbooks or Aircraft documents at the time of inspection.

       (d) With valid FAA Certificate of Airworthiness, free and clear of all liens and encumbrances, with good and marketable title.

       (e) The Aircraft engines enrolled in Jet Support Services, Inc. Engine Program (EMS 100% coverage) fully paid up through the delivery hours, with the account in good standing and transferable to Buyer. Transfer fees, if any, shall be at Buyer's expense.


  2.2 Inspection. Buyer shall have the opportunity to conduct a pre-purchase inspection ("Pre-Purchase Inspection") of the Aircraft at Garrett Aviation, Houston, Texas or other mutually agreeable location at Buyer's expense.

       (a) The Pre-Purchase Inspection may include, but is not limited to, a logbook review, engine borescope and five-point run, systems checks and any other such tests reasonably necessary to examine the operation and condition of the Aircraft. Buyer shall have the opportunity during the Pre-Purchase Inspection to have its representative(s) on board the Aircraft during a test flight (not to exceed 90 minutes) in order to observe operation of all systems. All fuel, EMS costs, and other out-of-pocket expenses for such test flight ("Test Flight Expenses") shall be at Buyer's expense. During any and all inspections, test flight(s) conducted pursuant to this Agreement, care, custody, control and risk of loss of the Aircraft shall remain with Seller.

       (b) Seller shall position the Aircraft at Seller's expense at the Pre-Purchase Inspection location on a mutually agreeable date on or about January 18, 2000, However, if Buyer rejects the Aircraft based on the findings of the Pre-Purchase Inspection, Buyer shall pay for or reimburse Seller for Test Flight Expenses in section 2.2 (a).

  2.3 Acceptance or rejection of the Aircraft shall be at Buyer's sole discretion. Within two (2) business days following completion of the Pre-Purchase Inspection, Buyer will execute and deliver to Seller the Aircraft Acceptance Certificate in the form shown in Exhibit "B", which is attached hereto and made a part hereof for all purposes, to document acceptance or rejection of the Aircraft.

       (a) If Buyer accepts the Aircraft in its present condition or subject to resolution of identified maintenance discrepancies that Seller agrees to repair, the Deposit specified in
            Section 1.1(a) of this Agreement shall become non-refundable to Buyer upon execution of the Aircraft Acceptance Certificate, except as otherwise provided in this Agreement.


       (b)       If the  Aircraft is  not in  the condition  required  by
            Section 2.1 at the time of the Pre-Purchase Inspection, Buyer shall furnish Seller with a written notice of the maintenance discrepancies, which notice shall set forth in detail the
            Buyer's desired resolution of the discrepancies. Buyer and Seller agree to negotiate reasonably regarding the resolution of such maintenance discrepancies. Mutually agreed to discrepancies shall be corrected at Seller's sole expense.

       (c) If Buyer (i) rejects the Aircraft in its present condition or (ii) if Seller and Buyer do not mutually agree to the terms on which the identified maintenance discrepancies are to be resolved within three (3) business days after Seller's receipt of such notice, the parties shall instruct the Escrow Agent to deliver to Buyer the deposit, less the Test Flight Expenses as defined in Section 2.2(a) above, and the parties shall have no further obligation or liability to each other whatsoever.


  2.4  Warranties by Seller.   Seller  hereby represents and warrants  as
       of the date hereof and the Closing date as follows:

       (a) Seller is the owner of the Aircraft and is authorized to convey title to the Aircraft, and that execution and delivery of the Bill of Sale shall convey to Buyer good and marketable title to the Aircraft, free of any and all liens and encumbrances.

       (b) To Seller's knowledge, there are no parts, systems, or components on the Aircraft that are on temporary loan or exchange.

       (c) Seller has paid all taxes, duties, penalties, charges, or invoices or statements with respect to the Aircraft incurred on and before the Closing date or, to the extent that it has not, agrees to pay any and all of the foregoing when due.

       (d) Seller is a corporation organized and validly existing under the laws of the State of Delaware, possessing perpetual existence, having the capacity to sue and be sued in its own name, having full power and legal right to carry on its business as currently conducted, and to execute, deliver and perform the provisions of this Agreement.

       (e) The execution, delivery, and performance by Seller of this Agreement has been duly authorized by all necessary action on behalf of Seller and do not conflict with or result in any breach of any of the terms or constitute a default under any document, instrument, or agreement to which Seller is a party.

       (f)  This Agreement  constitutes  the legal,  valid,  and  binding
            obligations  of   Seller   enforceable  against   Seller   in
            accordance with its terms.

  2.5  Warranties by Buyer.   Buyer hereby warrants as of the date hereof
       and the Closing date as follows:

       (a) Buyer is a Nevada limited liability corporation organized and validly existing under the laws of the State of Nevada, possessing perpetual existence as a legal entity, having the capacity to sue and be sued in its own name, having full power and legal right to carry on its business as currently conducted, and to execute, deliver and perform the provisions of this Agreement.

       (b) The execution, delivery, and performance by Buyer of this Agreement has been duly authorized by all necessary action on behalf of Buyer and do not conflict with or result in any breach of any of the terms or constitute a default under any document, instrument, or agreement to which Buyer is a party.

       (c) This Agreement constitutes the legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with its terms.

  2.6 DISCLAIMER: THE AIRCRAFT IS BEING SOLD HEREUNDER ON A COMPLETELY "AS IS" AND "WHERE IS" BASIS. SELLER'S EXPRESS WARRANTIES AND REPRESENTATIONS SET FORTH IN SECTION 2.4 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER BY SELLER, EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW OR IN EQUITY, AND SELLER HAS NOT MADE, AND BUYER HEREBY WAIVES, RELEASES, DISCLAIMS, AND RENOUNCES ALL EXPECTATION OF OR RELIANCE UPON, ANY SUCH REPRESENTATIONS OR WARRANTIES WHATSOEVER, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, WITHOUT LIMITATION, AS TO THE AIRWORTHINESS, VALUE, CONDITION, DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR USE OF THE AIRCRAFT, AND ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING, WITHOUT
       LIMITATION,  ANY  IMPLIED  WARRANTY  ARISING  FROM  A  COURSE   OF
       PERFORMANCE OR DEALING OR USAGE OF TRADE). BUYER HEREBY WAIVES ANY AND ALL RIGHTS, CLAIMS, AND REMEDIES OF BUYER AGAINST SELLER, EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW OR IN EQUITY, ARISING FROM ANY SUCH REPRESENTATION OR WARRANTY OR FOR ANY LIABILITY, CLAIM, OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRCRAFT, FOR LOSS OF USE, REVENUE, OR PROFIT WITH RESPECT TO THE AIRCRAFT, OR FOR ANY OTHER DIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES WHATSOEVER.

  SECTION 3      MISCELLANEOUS

  3.1 Availability. Seller agrees to make the Aircraft available to Buyer at a reasonable time prior to the scheduled delivery date to enable Buyer to determine that the Aircraft and all its parts, components and systems are intact and comply with the terms of this Agreement.

  3.2 Assignment of Warranties. Should any warranties, manufacturers' or otherwise, still be in effect with respect to the Aircraft (other than warranties which by their terms are unassignable and the warranties disclaimed in Section 2.6 above), such warranties and all rights thereunder will be irrevocably assigned to Buyer at Closing, and all documents evidencing same shall be included with the Aircraft Documents.

  3.3 Taxes. Neither the Purchase Price nor any other payments to be made by Buyer under this Agreement includes the amount of any sales, use, retailer, or other taxes which may be imposed by governmental authorities as a result of the sale, purchase, and/or use of the Aircraft. Buyer shall be responsible for, shall indemnify and hold harmless Seller against, and shall pay promptly when due any and all taxes of any kind or nature whatsoever (including, without limitation, any and all sales, use, and retail taxes), duties, or fees assessed or levied by any federal , state, county, local, or other governmental authority which may be imposed on Buyer, Seller, or both, as a result of the sale, purchase, delivery, registration, ownership, or use of the Aircraft, in connection with the consummation of the transaction contemplated by this Agreement, except solely for any taxes attributed to Seller's income. Buyer shall either provide Seller a certificate evidencing an exemption from such taxes or fees, if applicable, or shall remit such taxes or fees to Seller.

  3.4 Entire Agreement. Buyer and Seller warrant that the terms and conditions of this Agreement including Exhibits attached hereto were fully read and constitute the entire Agreement between the parties and supersedes all prior negotiations, letters of intent, agreements or understandings.

  3.5 Severability. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

  3.6 Benefit and Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties' hereto and their respective successors and permitted assigns.

  3.7 Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the State of Texas, without regard to its choice of law provisions, and venue for any action arising out of or related to this Agreement shall lie in Dallas County, Texas.

  3.8  Amendments.    This  Agreement shall  not be  modified or  amended
       except  by  an   instrument  in  writing   signed  by   authorized
       representatives of the parties.

  3.9 Notices. All notices, requests, or other communications hereunder shall be sent via registered or certified mail, express delivery service or by facsimile with original to follow by aforementioned means to the addresses herein above set forth (or to such other address as may later be designated in writing).

       If to Seller:  James F. Martin                 Phone: 972-458-0601
                      BeautiControl, Inc.             Fax:   972-233-4724
                      2121 Midway Road
                      Carrollton, Texas 75006

       If to Buyer:   John B. Foster III
                      O'Gara Aviation L.L.C.          Phone: 770-955-3554
                      1827 Powers Ferry Road, Bldg 8  Fax:   770-951-2152
                      Atlanta, Georgia 30339

  3.10 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original document, and all of which shall constitute a single Agreement.

  3.11 Escrow Fees.   Buyer and  Seller agree to share equally 50/50  any
       fees payable to the Escrow Agent related to the sale of the Aircraft.

  3.12 Confidentiality. The terms and conditions of this Agreement shall remain confidential between the parties except if required by written request from a United States Governmental entity or agency.

  3.13 Force Majeure. Seller shall not be liable for any delay of or failure in delivery of the Aircraft for the period that such failure or delay is due to acts of God or the public enemy; civil war, insurrection or riots, fires, explosions or serious accidents; governmental priorities or allocations; strikes or labor shortages, lack of equipment or parts from vendors; or any cause beyond Seller's reasonable control. Seller agrees to notify Buyer promptly of the occurrence of any such cause. The foregoing notwithstanding, in the event any such delay or failure in the delivery of the Aircraft shall continue beyond forty-five (45) days from the delivery date, for any reason whatsoever, either party shall have the right to terminate this Agreement by written notice to the other party, and upon such notice, the Escrow Agent shall refund the Deposit, less any Test Flight Expenses as defined in Section 2.2(a), to Buyer.

  3.14 Attorney Fees. If any legal action or proceeding which is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default, or misrepresentation in connection with any provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable attorney fees and court costs.

  3.15 Transaction Fees  and Costs.     Each  party  shall bear  its  own
       transaction fees and costs, and legal fees incurred by each party on their behalf.

  3.16 Assignment. Buyer may not assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the Seller, which shall not unreasonably be withheld.

  3.17 Failure to Perform. Either party may terminate this Agreement in the event the other party materially defaults on any of the material terms and conditions contained herein, and fails to timely cure such default within (10) days of receipt of written notice from the non-defaulting party. Such termination shall be effective ten (10) days after receipt by the defaulting party of written notice of the non-defaulting party's intent to terminate absent cure, and shall in no way affect the rights or liabilities of the parties which have accrued as of the date of termination.

  3.18 Time is of the Essence. In the event Buyer fails to accept delivery of the Aircraft under the terms and conditions set forth in this Agreement, the Seller may terminate this Agreement by written notice to Seller, retain the Deposit as liquidated damages and proceed to sell or otherwise dispose of the Aircraft, and the parties shall have no further obligation or liability to each other whatsoever.

  3.19 Indemnification. Upon delivery, Buyer will assume all liability of any nature whatsoever arising out of Buyer's use or possession of said Aircraft and agrees to indemnify, protect, defend and save harmless Seller, its officers, directors, representatives, shareholders, employees, attorneys, agents, successors and assigns with respect to any claim, suit, action or judgment of any kind arising out of Buyer's use or possession of the Aircraft. Prior to delivery, Seller will assume all liability of any nature whatsoever arising out of Seller's use or possession of said Aircraft and agrees to indemnify, protect, defend and save harmless, Buyer, its' officers, directors, representatives, shareholders, employees, attorneys, agents, successors and assigns with respect to any claim, suit, action or judgment of any kind arising out of Seller's use or possession of the Aircraft.

  3.20 Non-Waiver. Any failure at any time of either party to enforce any provision of this Agreement shall not constitute a waiver of such provision or prejudice the right of such party to enforce such provision at any subsequent time.

  3.21 Brokers. Seller represents and warrants that Jet Aviation, Inc., is the only broker that has been retained by Seller in connection
       with this transaction  and shall  be responsible  for   the fee.
       Buyer represents that no broker is or shall be entitled to any fee, commission or similar compensation for assisting Buyer with this transaction.

  3.22 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


  IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be executed by their authorized representatives.


  SELLER:  BeautiControl, Inc.


  Signed: /s/

  By:     Richard W. Heath

  Title:  Chief Executive Officer


  BUYER:

  O'Gara Aviation L.L.C.


  Signed:   /s/

  By:     John B Foster III

  Title:  President

                                EXHIBIT "A"

                             1977 HAWKER 700A
                             S/N NA-207, N33RH


  TOTAL TIME:            8277 HOURS       LANDINGS:              5263

  RIGHT ENGINE:          8201 TSN         LEFT ENGINE:           8201 TSN
  S/N P80127             5214 CSN         S/N P80129             5214 CSN
  On 100% EMS 1609 CORE  209 MPI          On 100% EMS 1609 CORE  209  MPI

  APU: SOLAR T-39;  1593 HOURS, 3137 Cycles

  COMMENTS

  Engines on 100% EMS                     No Damage History
  Factory Maintenance Program             On Camps
  (3) U.S. Owners since New               New Exterior Paint

  AVIONICS

  Dual Collins FD-109Y FLT Directors      Dual Collins ADS-80K Air Data
  Dual Collins VHF-20A Comm's             Dual Sperry C-14 Compass Systems
  Dual Collins VIR-30A Nav's              Dual Allen 3107 RMI's
  Dual Collins DME-40 DME's               Encoding Altimeter/Alerter
  Dual Collins ADF-60 ADF's               Collins APS-80 Autopilot
  Dual Collins TDR-90 Transponders        Collins ALT-55B Radar Altimeter
  Bendix RDR-1300 Color Radar             Fairchild GA-100 Cockpit Voice Rec.
  Dual Global GNS-XLS FMS/GPS             Jet 2" Standby Horizon
  Collins SAT/TAS Indicator               Dual Wulfsberg Flitefone VI systems

  ADDITIONAL FEATURES

  Automatic Power Reserve (APR)           Dual Davtron 811B Digital Clocks
  Hawker 800 Hydraulic Pumps              Fuel Totalizer
  Devore Logo Lights                      2" Standby Altimeter/Airspeed Ind
  Grimes Strobe Lights                    Avionics Master Switch
  Dual Baker Audio Systems                Fireblocked Interior
  Heads Up Checklist                      Cabin Briefing System


  Status as of  January 19, 2000

                             1977 HAWKER 700A
                              S/N 207, N33RH

  INTERIOR

  8-passenger interior with five individual chairs and aft three-place divan finished in medium beige leather. Beige Berber carpet, ultrasuede headliner and walnut cabinetry. Large forward baggage area and coat closet. Three writing tables, aft refreshment center with microwave oven, hot coffee, two ice drawers, crystal glass storage and four crystal liquor decanters. Aft enclosed lavatory with infrared water dispenser and flushing toilet. Other interior features include Accordia-style window shades, Vista aisle lighting system, Sony AM/FM stereo with 10 disc CD player, Sony color TV and VHS with infrared headphone system. Fireblocked. Excellent condition.

  Refurbished in 1998.


  EXTERIOR

  Overall white with blue and gold metallic accent stripes.  New July
  1999.


  INSPECTION STATUS

  Type                Last Completed              Next Due

   6 month                 9/99                     3/00
  12 month                 9/99                     9/00
  24 month                 9/99                     9/01
  48 month                 9/97                     9/01
  300 hour                 8155                     8455
  600 hour                 7865                     8465
  1200 hour                7599                     8799
  2400 hour                7599                     9999
  4800 hour                4799                     9599


   SPECIFICATIONS SUBJECT TO VERIFICATION UPON INSPECTION.  THE AIRCRAFT
      IS OFFERED SUBJECT TO PRIOR SALE AND/OR REMOVAL FROM THE MARKET

                                 EXHIBIT "B"
                      AIRCRAFT ACCEPTANCE CERTIFICATE


        The undersigned, Buyer, hereby acknowledges that, pursuant to that certain Aircraft Purchase Agreement dated January 19, 2000, between Buyer and Seller, Buyer has completed its pre-purchase inspection of that certain Hawker Siddley Model HS-125-700A aircraft, Serial Number NA-207, together with its engines installed thereon, all appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment or property installed on, part of, or attached to said aircraft and engines, loose equipment, manuals, wiring diagrams, complete and accurate log books, and any other documentation or equipment which are specific to the aircraft ("Aircraft"), and has determined that:

  -------------------------------------------------------------------------
  Selection  Buyer's Determination
  -------------------------------------------------------------------------
             The condition of the Aircraft is satisfactory to Buyer
             and the deposit(s) are non-refundable.
  -------------------------------------------------------------------------
     XX      Subject to Seller's timely correction and repair at
             Seller's sole cost and expense of the discrepancies
             listed in the attachment hereto, Buyer hereby accepts the condition of the Aircraft and the deposit(s) are non-refundable.
  -------------------------------------------------------------------------
             The Aircraft is not satisfactory and is hereby rejected
             by Buyer. The deposit shall be refunded less the expenses
             per  Section  2.2 of the Aircraft Purchase Agreement.
  -------------------------------------------------------------------------

  Reference: Garrett Aviation work order #90695 Pre-Purchase Inspection Squawk Sheet for Hawker 700A, Serial Number 207, N33RH.

  -------------------------------------------------------------------------

  IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized representative.


  SELLER:                            BUYER:

  BeautiControl, Inc.                O'Gara Aviation L.L.C.


  Signed:  /s/                       Signed:  /s/

  By:     Richard W. Heath           By:     John B. Foster III

  Title:  Chief Executive Officer    Title:  President


  Date: 2/7/00                       Date: 2/1/00

                             EXHIBIT "C"
                          DELIVERY RECEIPT

  AS DEFINED IN THAT CERTAIN AIRCRAFT PURCHASE AGREEMENT, BY AND BETWEEN O'GARA AVIATION L.L.C. ("BUYER") AND BEAUTICONTROL, INC. ("SELLER"), DATED AS OF THE 25th DAY OF January 2000 (THE "AIRCRAFT PURCHASE
  AGREEMENT")  BUYER  HAS  INSPECTED   THE  AIRCRAFT  AND  ALL   AIRCRAFT
  DOCUMENTS.

  BUYER ACCEPTS DELIVERY OF THE AIRCRAFT DESCRIBED AS: MAKE: HAWKER SIDDLEY; MODEL: HS125-700A; SERIAL NUMBER: NA-207; UNITED STATES REGISTRATION NUMBER: N33RH AT INTERCONTINENTAL AIRPORT, CITY OF HOUSTON, STATE OF TEXAS.

  SELLER AGREES  THAT THE  AIRCRAFT IS  FREE AND  CLEAR OF  ANY LIENS  OR
  ENCUMBRANCES WHATSOEVER  CAUSED BY  SELLER, HIS  AGENTS OR  ASSIGNS  OR
  OTHERWISE.

  THE AIRCRAFT IS ACCEPTED ON THE TERMS AND SUBJECT TO THE AIRCRAFT PURCHASE AGREEMENT THIS 14th DAY OF February 2000.


   Buyer: O'Gara Aviation L.L.C.



  By:   /s/

  Print:  John B. Foster, III

  Title:  President

                  AMENDMENT ONE TO AIRCRAFT PURCHASE AGREEMENT


            This Amendment One to Aircraft Purchase Agreement ("Agreement One") is made and entered as of February 10, 2000, by and between BeautiControl, lnc. ("Seller") and O'Gara Aviation L,L.C. ("Buyer")

            WHEREAS, Seller and Buyer executed that certain Aircraft Purchase Agreement dated .January 26, 2000 ("Agreement"). for that certain Hawker Siddley Model HS.125-700A aircraft, Serial Number NA-207; and

            WHEREAS. Seller and Buyer desire to amend the Agreement as set forth below.

              NOW, THERFFORE in consideration of the premises and mutual agreement contained herein, together with other good and valuable consideration, the~ receipt and sufficiency of which is hereby acknowledqed, Seller and Buyer agree as follows:

          1. Definitions. All capitalized terms used herein and defined In the Agreement shall have the respective meanings set forth in the Agreement unless otherwise defined herein.

          2.  Agreement.

              2.1 Section 1.2(a) shall be amended in its entirety to
                  read as follows:

                  "(a) Closing of the transaction sha1l be on or before February 15, 2000. On the closing date, the parties each shall instruct the Escrow Agent to (i) date and file the Bill of Sale and file the Registration Application in the Civil Aircraft Registry, and (ii) immediately transfer the Purchase Price,, by wire transfer, to an account designated by Seller."

              2.2 Section 1.2(a) shall be amended in its entirety to
                  read as follows:

                  "(e) As soon as practicable after the Seller completes the correction and repair of the discrepancies listed in the "Exhibit "B" Aircraft Acceptance Certificate" signed by Buyer on February 1 2000, and signed by Seller on February 7. 2000. Seller shall deliver the Aicraft to Buyer, and Buyer shall accept delivery of the Aircraft from Seller at Olathe, Kansas. or such other location mutually agreeable to the parties. Delivery costs ("Delivery Costs") shall be at Buyer's expense for a location other than the Pre-Purchase inspection location. At the time of delivery of the Aircraft. Buyer shall execute and deliver to Seller a Delivery Receipt in the form Arrached herein as Exhibit C ("Exhibit C"). Buyer's execution and delivery of Exhibit C to Seller shall constitute its acknowledgement~ that Seller has fulfilled, or Buyer has waived, Seller's obligations set forth in Section 2.1"

              2.3 Section 1.2 shall be amended by adding the following
                  subsection (f):

                  "(f) At the time of delivery, and in a manner as instructed by Buyer, Seller shall pay Buyer (i) Buyer's actual interest cost (which is calculated at prime rate. plus one-half percent) on the principal amount of $3,85O,00O for the period from the closing date to the delivery date (ii) $250 transaction fee, and (iii) the Buyer's insurance cost for the period from the closing date to the delivery date (collectively "Post-Closing Carrying Costs"). Buyer agrees that Seller may deduct (i) demonstration flight expenses, (ii) Test Flight Expenses, (iii) Delivery Costs, and (iv) Pre-Delivery Test Flight expenses as defined in section 1.2(b) of the Agreement from the total Post-Closing Carrying Costs,"

          3. Continuation of Agreement. Except to the extent modified and amended by the terms and conditions of this Amendment One, this Agreement, as amended by this Amendment One, is hereby ratified and confirmed and shall continue in full force, and effect as hereby modified and amended.

          IN WHITNESS WHEREOF, the parties hereto execute this Amendment One as of the dare first written above.

          Seller;                         Buyer;

          BeautiControl, Inc.             O'Gara Aviation L.L.C.

          By: /s/                       By: /s/
              Richard W. Heath              John B. Foster, III
              Chief Executive Officer       President